Exhibit 10.1

Second Amendment to Employment Agreement

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”) is entered into this 9th day of January, 2023 by and between TEXAS ROADHOUSE MANAGEMENT CORP., a Kentucky corporation (the “Company”), and GERALD L. MORGAN, an individual resident of the Commonwealth of Kentucky (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company and Executive are parties to the Employment Agreement dated December 30, 2020 with an effective date of January 8, 2021, as amended by that certain First Amendment to Employment Agreement dated March 31, 2021 and having a retroactive effective date of March 18, 2021 (as amended, the “Employment Agreement”) relating to Executive’s service as Chief Executive Officer and President of Texas Roadhouse, Inc., a Delaware corporation (the “Corporation”);

WHEREAS, the Board of Directors of the Corporation desires to appoint Regina A. Tobin as President of the Corporation;

WHEREAS, in connection with such appointment, Mr. Morgan desires to resign as President of the Corporation while retaining his position as Chief Executive Officer of the Corporation;

WHEREAS, the Employment Agreement references Executive’s employment as Chief Executive Officer and President of the Corporation; and

WHEREAS, the parties wish to amend the Employment Agreement to eliminate all references to Executive’s employment as President of the Corporation, while retaining all references to Executive’s employment as Chief Executive Officer of the Corporation.

NOW THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Recitals; Defined Terms. The recitals set forth above are true and accurate and are hereby incorporated herein by reference. Except as specifically set forth herein, all capitalized terms shall have the same meanings as set forth in the Employment Agreement.

2.           Resignation as President. Subject to Section 3 of this Second Amendment, effective as of January 9, 2023, Executive has resigned as President of the Corporation while remaining as Chief Executive Officer of the Corporation.

3.           Duties. Notwithstanding anything to the contrary contained in the Employment Agreement, including, without limitation, Section 3 of the Employment Agreement, the Company and Executive acknowledge and agree that effective as of January 9, 2023 and for the remainder of the Employment Term (as defined in the Employment Agreement), (i) Executive shall be employed as Chief Executive Officer of the Corporation, and such other titles as the Company may designate, and shall perform such duties and responsibilities as the Company shall assign to Executive from time to time, including duties and responsibilities relating to the Company or Affiliates (as defined in the Employment Agreement) and certain officer positions of Affiliates as and if determined by the Company; (ii) Executive shall continue to report to the Board of Directors of the Corporation (as the same may change from time to time); (iii) any references to Executive being employed as President of the Corporation shall be deemed removed; and (iv) any references to Executive being employed as Chief Executive Officer of the Corporation shall remain in full force and effect.

4.           Miscellaneous. Except as expressly amended herein, all of the terms and conditions of the Employment Agreement shall remain in full force and effect. This Second Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. This Second Amendment shall be binding on the parties when executed and delivered by the parties to one another by electronic transmission. In the event of a conflict between the terms of this Second Amendment and the Employment Agreement, the terms of this Second Amendment shall govern.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties have executed and delivered this Second Amendment as of the date first written above.

THE COMPANY:

TEXAS ROADHOUSE MANAGEMENT CORP.,
a Kentucky corporation

By:	/s/ Christopher C. Colson
Name:	Christopher C. Colson
Title:	Secretary

EXECUTIVE:

By:	/s/ Gerald L. Morgan
GERALD L. MORGAN, an individual resident of the Commonwealth of Kentucky